EXHIBIT 1.2

                           Colorado Secretary of State
                               Corporations Office
                            1560 Broadway, Suite 200
                             Denver, Colorado 80202
                                 (303) 866-2361

                              ARTICLES OF AMENDMENT
                                     to the
                            ARTICLES OF INCORPORATION

         Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST:  The name of the corporation is (note 1)  HERITAGE FUNDING, LTD.
                                                        ------------------------

         SECOND: The following amendment to the Articles of Incorporation was adopted on December 9, 1988, as prescribed by the Colorado Corporation Code, in the manner marked with an X below:

  ______ Such amendment was adopted by the Board of Directors where no shares have been issued.

     X   Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

         The name of the Corporation shall be changed to AMERICAN TELSTAR, INC.

         THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

         N/A

         FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by amendment, are as follows:

         N/A

                                          HERITAGE FUNDING, LTD.        (Note 1)
                                        -------------------------------

                                        By     /s/ President
                                           ----------------------------
                                            its             President

                                        and   /s/ Secretary             (Note 2)
                                            ---------------------------
                                            its             Secretary

                                          /s/ Charles Calello           (Note 3)
                                        -------------------------------
                                            its             Director


NOTES: 1. Exact corporate name of corporation adopting the Articles of Amendments. (If this is a change of name amendment the name before this amendment is filed)
           2.  Signatures and titles of officers signing for the corporation.
           3.  Where no shares have been issued, signature of a director.